Exhibit 99.1
ThredUp Announces Second Quarter 2024 Results
•Second quarter revenue of $79.8 million, representing a decrease of 4% year-over-year.
•Second quarter gross margin of 70.4% and an increase in gross profit of 1% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.7 million in Q2 2024, representing a decrease of 3% and a decrease of 6%, respectively, year-over-year.
•Evaluating strategic alternatives for its European business; providing Q3, Q4, and updated FY 2024 guidance for both consolidated and U.S. only operations.
Oakland, CA — August 5, 2024 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the second quarter ended June 30, 2024 and updated full year 2024 financial outlook.
“While this quarter presented challenges in both the U.S. and Europe, we have emerged with a renewed focus,” said ThredUp CEO and co-founder James Reinhart. “Looking ahead, we are intent on enhancing our product experience through gen-AI, improving our unit economics and driving process improvements throughout our operations. As we become a US only business again, we expect to grow faster, with structurally higher gross margins, positive adjusted EBITDA, and free cash flow."
Second Quarter 2024 Financial Highlights
•Revenue: Total revenue of $79.8 million, a decrease of 4% year-over-year.
◦U.S. revenue of $66.7 million, flat year-over-year.
◦Europe revenue of $13.0 million, a decrease of 18% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $56.1 million, an increase of 1% year-over-year. Gross margin was 70.4% as compared to 67.4% for the second quarter 2023.
◦U.S. gross profit of $52.6 million, an increase of 3% year-over-year. Gross margin was 78.8% as compared to 76.4% for the second quarter 2023.
◦Europe gross profit of $3.6 million, a decrease of 25% year-over-year. Gross margin was 27.3% as compared to 29.8% for the second quarter 2023.
•Net Loss: Net loss was $14.0 million, or a negative 17.5% of revenue, for the second quarter 2024, compared to a net loss of $18.8 million, or a negative 22.7% of revenue, for the second quarter 2023.

•Adjusted EBITDA Loss and Adjusted EBITDA Loss Margin1: Adjusted EBITDA loss was $1.5 million, or a negative 1.9% of revenue, for the second quarter 2024, compared to an Adjusted EBITDA loss of $5.0 million, or a negative 6.1% of revenue, for the second quarter 2023.
•Active Buyers and Orders: Active Buyers of 1.666 million and Orders of 1.686 million, representing a decrease of 3% and a decrease of 6%, respectively, over the second quarter 2023.
Recent Business Highlights
•Evaluating Strategic Alternatives for its European Business: Following a review of its European operations, ThredUp intends to exit the European market and is evaluating strategic alternatives for its Remix business. In 2023, Remix generated net revenue of $63.5 million and gross margin of 24.2%.
•Launched AI-powered Search Features: ThredUp launched a new suite of AI-enabled search features to personalize the shopping experience, including improved search, image search, and style chat. These features are designed to enable ThredUp customers to easily discover and shop the company inventory of over 4 million single-SKU items. These algorithms continuously learn and improve, providing customers with relevant and personalized results.
•Published Third Annual Impact Report: ThredUp released its third annual Impact Report in August 2024. Through transparent reporting and disclosures, the report provides a comprehensive view of ThredUp’s environmental, social, and governance (ESG) profile, outlining the company’s business and brand-aligned ESG strategy and detailing the progress the company made across ESG initiatives in 2023. Read the report here https://ir.thredup.com/impact-at-thredUp.
Financial Outlook
For the third quarter 2024, ThredUp expects:
•Consolidated Revenue in the range of $69 million to $71 million.
◦U.S. Revenue in the range of $59 million to $61 million.
•Consolidated Gross margin in the range of 69.8% to 71.8%.
◦U.S. Gross margin in the range of 77.5% to 79.5%.
•Consolidated Adjusted EBITDA margin in the range of (6.0)% to (4.0)%.
◦U.S. Adjusted EBITDA margin in the range of (1.0)% to 1.0%.
For the fourth quarter 2024, ThredUp expects:
•Consolidated Revenue in the range of $70 million to $72 million.
◦U.S. Revenue in the range of $57 million to $59 million.
•Consolidated Gross margin in the range of 68.8% to 70.8%.
1 Adjusted EBITDA loss and Adjusted EBITDA loss margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA loss and Adjusted EBITDA loss margin to the most directly comparable GAAP measures and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

◦U.S. Gross margin in the range of 77.5% to 79.5%.
•Consolidated Adjusted EBITDA margin in the range of (4.5)% to (2.5)%.
◦U.S. Adjusted EBITDA margin in the range of 0.0% to 2.0%.
For the full fiscal year 2024, ThredUp expects:
•Consolidated Revenue in the range of $298 million to $302 million.
◦U.S. Revenue in the range of $247 million to $251 million.
•Consolidated Gross margin in the range of 69.6% to 70.6%.
◦U.S. Gross margin in the range of 78.5% to 79.5%.
•Consolidated Adjusted EBITDA margin in the range of (3.3)% to (2.3)%.
◦U.S. Adjusted EBITDA margin in the range of 1.0% to 2.0%.
ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measure Adjusted EBITDA loss to net loss because certain items are out of ThredUp’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, stock-based compensation expense, depreciation and amortization, severance and other reorganization costs, interest expense, provision (benefit) for income taxes, acquisition and offering-related expenses, and impairment of non-marketable equity investment. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the third and the fourth quarters of 2024 and full year 2024, depreciation and amortization is expected to be $4.8 million, $4.8 million and $19.4 million, respectively. In addition, for the third and the fourth quarters of 2024 and full year 2024, stock-based compensation expense is expected to be $6.9 million, $6.8 million and $28.0 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA loss margin.
ThredUp is not providing a quantitative reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by (used in) operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$44,755	$56,084
Marketable securities	10,525	8,100
Accounts receivable, net	5,888	7,813
Inventory	10,313	15,687
Other current assets	6,698	6,204
Total current assets	78,179	93,888
Operating lease right-of-use assets	45,624	42,118
Property and equipment, net	82,839	87,672
Goodwill	11,608	11,957
Intangible assets	6,628	8,156
Other assets	6,333	6,176
Total assets	$231,211	$249,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,897	$9,457
Accrued and other current liabilities	34,210	35,934
Seller payable	19,182	21,495
Operating lease liabilities, current	5,513	5,949
Current portion of long-term debt	3,847	3,838
Total current liabilities	73,649	76,673
Operating lease liabilities, non-current	48,068	44,621
Long-term debt, net of current portion	20,080	22,006
Other non-current liabilities	2,925	2,750
Total liabilities	144,722	146,050
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of June 30, 2024 and December 31, 2023; 112,386 and 108,784 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	11	11
Additional paid-in capital	599,333	585,156
Accumulated other comprehensive loss	(3,472)	(2,375)
Accumulated deficit	(509,383)	(478,875)
Total stockholders’ equity	86,489	103,917
Total liabilities and stockholders’ equity	$231,211	$249,967

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands, except per share amounts)
Revenue:
Consignment	$63,855	$53,415	$125,080	$99,894
Product	15,900	29,243	34,263	58,686
Total revenue	79,755	82,658	159,343	158,580
Cost of revenue:
Consignment	12,266	9,580	22,768	18,800
Product	11,369	17,346	25,129	32,955
Total cost of revenue	23,635	26,926	47,897	51,755
Gross profit	56,120	55,732	111,446	106,825
Operating expenses:
Operations, product, and technology	38,921	39,771	79,972	78,118
Marketing	16,053	18,643	29,466	35,513
Sales, general, and administrative	15,440	16,030	33,013	32,089
Total operating expenses	70,414	74,444	142,451	145,720
Operating loss	(14,294)	(18,712)	(31,005)	(38,895)
Interest expense	(652)	(721)	(1,329)	(798)
Other income, net	998	685	1,843	1,161
Loss before provision for income taxes	(13,948)	(18,748)	(30,491)	(38,532)
Provision for income taxes	6	12	17	21
Net loss	$(13,954)	$(18,760)	$(30,508)	$(38,553)
Loss per share, basic and diluted	$(0.13)	$(0.18)	$(0.28)	$(0.37)
Weighted-average shares used in computing loss per share, basic and diluted	110,997	103,905	110,145	102,911

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands)
Net loss	$(13,954)	$(18,760)	$(30,508)	$(38,553)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(231)	(236)	(1,095)	308
Unrealized gain (loss) on available-for-sale securities	4	303	(2)	913
Total other comprehensive income (loss)	(227)	67	(1,097)	1,221
Total comprehensive loss	$(14,181)	$(18,693)	$(31,605)	$(37,332)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(30,508)	$(38,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,798	8,517
Stock-based compensation expense	14,220	17,019
Reduction in carrying amount of right-of-use assets	3,093	3,177
Other	(691)	291
Changes in operating assets and liabilities:
Accounts receivable, net	1,842	916
Inventory	5,029	(2,670)
Other current and non-current assets	(10)	(699)
Accounts payable	1,105	177
Accrued and other current liabilities	(1,635)	(1,750)
Seller payable	(2,293)	3,301
Operating lease liabilities	(3,585)	(4,240)
Other non-current liabilities	56	(325)
Net cash used in operating activities	(3,579)	(14,839)
Cash flows from investing activities:
Purchases of marketable securities	(15,153)	(7,878)
Maturities of marketable securities	13,000	49,479
Purchases of property and equipment	(2,790)	(12,292)
Net cash provided by (used in) investing activities	(4,943)	29,309
Cash flows from financing activities:
Repayment of debt	(2,000)	(2,000)
Proceeds from issuance of stock-based awards	1,788	2,136
Payments of withholding taxes on stock-based awards	(2,450)	(1,885)
Net cash used in financing activities	(2,662)	(1,749)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(160)	324
Net change in cash, cash equivalents, and restricted cash	(11,344)	13,045
Cash, cash equivalents, and restricted cash, beginning of period	61,469	44,051
Cash, cash equivalents, and restricted cash, end of period	$50,125	$57,096

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands)
Net loss	$(13,954)	$(18,760)	$(30,508)	$(38,553)
Stock-based compensation expense	7,009	7,628	14,220	17,019
Depreciation and amortization	4,865	4,836	9,798	8,517
Severance and other reorganization costs	(122)	551	2,864	551
Interest expense	652	721	1,329	798
Provision for income taxes	6	12	17	21
Non-GAAP Adjusted EBITDA loss	$(1,544)	$(5,012)	$(2,280)	$(11,647)
Total revenue	$79,755	$82,658	$159,343	$158,580
Non-GAAP Adjusted EBITDA loss margin	(1.9)%	(6.1)%	(1.4)%	(7.3)%

Free Cash Flow Reconciliation
	Six Months Ended
	June 30, 2024	June 30, 2023
	(in thousands)
Net cash used in operating activities	$(3,579)	$(14,839)
Less: Purchases of property and equipment	(2,790)	(12,292)
Non-GAAP free cash flow	$(6,369)	$(27,131)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the third and the fourth quarters and full year of 2024; the Company’s intention to exit the European market and to seek strategic alternatives for its European business; statements about future operating results, capital expenditures and other developments in our business, our long term growth and the focus of the Company’s resources and attention in the United States; trends, consumer demand and growth in the global and U.S. online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies such as AI enabled search features; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or reorganization activities, including our intention to reshape ThredUp into an AI-powered resale company; the impact, including on an annualized basis, of our reduction in corporate expenses and headcount; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to exit our European business and identify and execute a strategic alternative for our European business; our ability to attract new users and convert users into buyers and Active Buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS® offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including the effects of foreign currency exchange rate fluctuations, inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA loss and Adjusted EBITDA loss margin, free cash flow and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, severance and other reorganization costs, interest expense, and provision for income taxes. Non-GAAP Adjusted EBITDA loss margin represents Non-GAAP Adjusted EBITDA loss divided by total revenue for the same period.
A reconciliation is provided above for free cash flow to cash flows from operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate free cash flow as Net cash used in operating activities adjusted to exclude Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.